UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of The Charles Schwab Corporation (CSC) held on May 17, 2011, stockholders approved the amended and restated 2004 Stock Incentive Plan. The amendments:

•	increase the share reserves available under the plan by an additional 45 million shares of common stock,

•	allow performance-based units denominated in cash and other cash awards of up to $10 million per person per year to be eligible to be deductible under section 162(m) of the Internal Revenue Code,

•	include additional business criteria that may be used for setting performance goals for performance-based awards,

•

clarify that the Compensation Committee will establish performance goals within the first 90 days of a performance period (or 25% of a performance period that is expected to be less than 12 months), and

•	specify acceptable adjustments to awards in the event of an extraordinary event.

In addition, the amendments incorporate various requirements under current tax law and contain other administrative clarifications.

A complete copy of the plan is attached as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of CSC was held on May 17, 2011.

(b)	All nominees for election as a director were elected, and each nominee received more “for” votes than “against” votes cast for his election. The proposals for ratification of CSC’s independent auditors, for approval of the amended 2004 Stock Incentive Plan, and for the advisory vote on named executive officer compensation were approved. Stockholders approved holding future advisory votes on named executive officer compensation every year. The stockholder proposal regarding political contributions was not approved. The stockholder proposal regarding declassification of the board was approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Frank C. Herringer	972,097,709	33,725,365	1,151,583	92,560,810
	(b) Stephen T. McLin	924,350,213	81,442,676	1,181,768	92,560,810
	(c) Charles R. Schwab	992,902,437	13,351,161	721,059	92,560,810
	(d) Roger O. Walther	971,692,649	34,174,615	1,107,393	92,560,810
	(e) Robert N. Wilson	973,658,104	32,155,335	1,161,218	92,560,810

		For	Against	Abstain	Broker Non-Vote
2	Ratification of Independent Auditors	1,085,012,464	13,450,088	1,072,915	—

		For	Against	Abstain	Broker Non-Vote
3	Approval of Amended 2004 Stock Incentive Plan	867,618,128	133,748,399	5,607,230	92,561,710

		For	Against	Abstain	Broker Non-Vote
4	Advisory Vote on Named Executive Officer Compensation	811,710,764	192,434,765	2,823,645	92,566,293

		One Year	Two Years	Three Years	Abstain	Broker Non-Vote
5	Frequency of Advisory Vote on Named Executive Officer Compensation	952,056,814	8,226,427	43,863,130	2,828,581	92,560,515

		For	Against	Abstain	Broker Non-Vote
6	Stockholder Proposal on Political Contributions	259,391,700	577,896,950	169,683,819	92,562,998

		For	Against	Abstain	Broker Non-Vote
7	Stockholder Proposal Regarding Declassifying the Board	654,009,014	205,455,967	81,733,688	158,336,798

(d)	In light of the stockholder voting results regarding the frequency of holding advisory votes on named executive officer compensation and in accordance with the policy adopted by the Board of Directors to submit the advisory vote in accordance with the option that receives a majority of votes cast, the Board of Directors will submit an advisory vote on named executive officer compensation every year until the next required advisory vote on the frequency of holding advisory votes on named executive officer compensation, which will occur no later than CSC’s Annual Meeting of Stockholders in 2017.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

10.1	2004 Stock Incentive Plan, as amended and restated

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 23, 2011	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 10.1	2004 Stock Incentive Plan, as amended and restated